Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 26, 2019, relating to the consolidated financial statements and consolidated financial statement schedule of Entergy Corporation and Subsidiaries, and the effectiveness of Entergy Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entergy Corporation and Subsidiaries for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 26, 2019, relating to the consolidated financial statements and financial statement schedule of Entergy Arkansas, LLC and Subsidiaries appearing in the Annual Report on Form 10-K of Entergy Arkansas, LLC and Subsidiaries for the year ended December 31, 2018, and to the references to us under the heading "Experts" in the prospectuses, which are part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 26, 2019, relating to the consolidated financial statements and financial statement schedule of Entergy Louisiana, LLC and Subsidiaries appearing in the Annual Report on Form 10-K of Entergy Louisiana, LLC and Subsidiaries for the year ended December 31, 2018, and to the references to us under the heading "Experts" in the prospectuses, which are part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 26, 2019, relating to the financial statements and financial statement schedule of Entergy Mississippi, LLC appearing in the Annual Report on Form 10-K of Entergy Mississippi, LLC for the year ended December 31, 2018, and to the references to us under the heading "Experts" in the prospectuses, which are part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 26, 2019, relating to the consolidated financial statements and financial statement schedule of Entergy Texas, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of Entergy Texas, Inc. and Subsidiaries for the year ended December 31, 2018, and to the references to us under the heading "Experts" in the prospectuses, which are part of this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2019, relating to the financial statements of System Energy Resources, Inc. appearing in the Annual Report on Form 10-K of System Energy Resources, Inc. for the year ended December 31, 2018, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
August 22, 2019